                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-42763

                             PROSPECTUS SUPPLEMENT

                            SYNBIOTICS CORPORATION

This prospectus supplement is dated February 12, 1999. It relates to the Prospectus, dated January 13, 1998, of Synbiotics Corporation under a registration statement on Form S-3, registration number 333-42763.

In September 1998 Synbiotics declared a dividend on each share of Common Stock (including the Shares) outstanding on October 7, 1998. The per-share dividend consisted of one Right to purchase, for $10.00, 1/1000th of a share of Synbiotics' Series A Junior Participating Preferred Stock. The dividend was paid on October 7, 1998 and was part of Synbiotics' implementation of a "poison pill" shareholder rights plan.

Until a triggering acquisition-oriented event (as defined in Synbiotics' Rights Agreement), each of the Rights is paired with and will trade inseparably with one share of Synbiotics Common Stock. Accordingly, each of the Shares sold under this Prospectus will include not only a share of Common Stock but also the Right which is paired with it.

A complete description of the Rights is included in Synbiotics' registration statement on Form 8-A filed on October 7, 1998, which has been incorporated by reference into this Prospectus.